Exhibit 23.1

                                     Consent


     As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of China Continental , Inc., which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and to all references to this firm included in such Registration Statement.


                                                     /s/ Thomas Leger & Co. LLP
                                                     THOMAS LEGER & CO. LLP

August 1, 2002
Houston, TX